Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Essential Properties Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$500,000,000	0.00014760	$73,800
Total Offering Amounts					$500,000,000		$73,800
Total Fees Previously Paid							—
Total Fee Offsets							$10,806
Net Fee Due							$62,994
(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-257202, except with respect to unsold securities that have been previously registered.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	Essential Properties Realty Trust, Inc.	424(b)(5)	333-257202	May 2, 2022	—	$10,806(1)	Equity	Common Stock, $0.01 par value per share	—	$116,574,305	—
Fee Offset Sources	Essential Properties Realty Trust, Inc.	424(b)(5)	333-257202	—	May 2, 2022	—	—	—	—	—	$46,350
(1) Essential Properties Realty Trust, Inc. (the “Registrant”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. Previously, the Registrant filed a prospectus supplement, dated May 2, 2022 to a prospectus, dated June 21, 2021, constituting part of its Registration Statement on Form S-3 (File No. 333-257202) and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the “Common Stock”) with a proposed maximum aggregate offering price of $500,000,000 under its then current “at-the-market” program (the “2022 ATM Program”). Common Stock with an aggregate offering price of $383,425,695 has been sold under the 2022 ATM Program, with the result that Common Stock with an aggregate offering price of $116,574,305 remain available for sale under such program. The 2022 ATM Program is being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the 2022 ATM Program is being applied to the “at-the-market” program that is being established pursuant to the prospectus supplement to which this Exhibit 107 relates.